Exhibit 1.1

D.R. HORTON, INC.

700,000,000 5.000% Senior Notes due 2034

UNDERWRITING AGREEMENT

August 7, 2024

Mizuho Securities USA LLC

BofA Securities, Inc.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

listed in Schedule A hereto

Ladies and Gentlemen:

D.R. Horton, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $700,000,000.00 aggregate principal amount of its 5.000% Senior Notes due 2034 (the “Notes”) to Mizuho Securities USA LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC (the “Representatives”) and the other underwriters listed on Schedule A hereto (each, an “Underwriter” and collectively, the “Underwriters”). The Notes are to be issued pursuant to the provisions of (i) an Indenture dated as of October 10, 2019 (the “Base Indenture”) between the Company and Truist Bank (formerly known as Branch Banking and Trust Company), as trustee (the “Trustee”) and (ii) a supplemental indenture to be dated as of the Closing Date (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors (as defined below) and the Trustee. The Company’s obligations under the Indenture and the Notes will be unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the subsidiaries of the Company listed on the signature pages hereof (the “Guarantors”). The Company and the Guarantors are collectively referred to herein as the “Issuers,” and the Notes and the Guarantees are collectively referred to herein as the “Securities.”

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the published rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (No. 333-280982), including a base prospectus relating to the Securities. The registration statement at the time it became effective on July 24, 2024, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement.” The base prospectus dated July 24, 2024 (the “Base Prospectus”), as supplemented by the prospectus supplement dated the date hereof relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Securities (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus.” The Base

Prospectus, as supplemented by the preliminary prospectus supplement dated August 7, 2024 relating to the Securities and used prior to the filing of the Prospectus (the “Preliminary Prospectus Supplement”) is hereinafter referred to as the “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus (the “Incorporated Documents”), and, except as otherwise indicated, when reference is made to information “in” (including by use of the terms “set forth in,” “described in” and similar terms) the Preliminary Prospectus, the Prospectus or the Registration Statement, such reference shall be deemed to include information incorporated by reference in the Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be.

At or prior to 3:50 P.M. (Eastern time) on August 7, 2024, the time you have informed us as the time when sales of the Securities may be first made by the Underwriters in the offering (the “Time of Sale”), the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”) was delivered in connection with such sales or was filed with the Commission: the Preliminary Prospectus and each “free writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Exhibit A hereto.

2. Agreements To Sell and Purchase. The Company agrees to issue and sell, and, on the basis of the representations and warranties contained in this Underwriting Agreement (the “Agreement”) and subject to its terms and conditions, each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Notes set forth opposite such Underwriter’s name on Schedule A hereto at an aggregate purchase price of 98.355% of the principal amount thereof ($688,485,000), plus accrued interest, if any, from August 7, 2024 to the date of payment and delivery (collectively, the “Purchase Price”).

3. Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in the judgment of the Underwriters is advisable on the basis set forth in the Time of Sale Information and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter for the purpose of any offers and sales of Securities outside the United States.

4. Delivery and Payment. Delivery to the Underwriters of and payment for the Securities shall be made at 10:00 A.M., New York City time, on August 14, 2024 (the “Closing Date”), at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Company, for the account of the Underwriters, against payment of the Purchase Price therefor by wire or certified or official bank checks payable in Federal funds to the order of the Company. If the Securities will be issued in book-entry form, the Company shall deposit the global certificate(s) representing the Securities with The Depository Trust Company (“DTC”), or its designated custodian, on the Closing Date, and the Company will deliver such global certificate(s) to the Underwriters by causing DTC to credit the Securities to the accounts of the Underwriters at DTC against payment therefor as set forth above.

5. Agreements of the Issuers. The Issuers, jointly and severally, agree with each Underwriter as follows:

(a) The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430B under the Act and will file any Issuer Free Writing Prospectus (as defined in Section 6(c)) to the extent required by Rule 433 under the Act.

(b) The Issuers will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of the effectiveness of any amendment to the Registration Statement; (ii) of the transmission to the Commission for filing of any supplement to the Prospectus (including any document that would as a result of such filing become an Incorporated Document) or of any Issuer Free Writing Prospectus and to furnish you with copies thereof; (iii) of the receipt of any comments from the Commission that relate to the Registration Statement or of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or the threatening of any proceeding for such purpose or of the Company’s becoming the subject of a proceeding pursuant to Section 8A of the Act; and (v) within the period of time referred to in paragraph (e) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) in order to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Time of Sale Information or the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification shall be issued, the Issuers will promptly use their best efforts to obtain the withdrawal of such order at the earliest possible time.

(c) The Issuers will furnish to you, without charge, (i) five copies of the registration statement as originally filed with the Commission and of each amendment thereto, including all exhibits thereto, (ii) such number of copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto as you may reasonably request, (iii) such number of copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iv) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (v) five copies of the exhibits to the Incorporated Documents.

(d) The Issuers will not use or file any Issuer Free Writing Prospectus not included in the Time of Sale Information, file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in paragraph (e) below, file any document which upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be used or filed, you shall reasonably object.

(e) As soon as possible after the execution and delivery of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer, the Issuers will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Preliminary Prospectus and the Prospectus (and of any amendment or supplement thereto) and each Issuer Free Writing Prospectus as you may reasonably request. The Issuers consent to the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus, the use of which is permitted hereby, and the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Securities are offered by any Underwriter and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and, in the case of the Prospectus, for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer.

(f) (1) If during the period of time referred to in paragraph (e) above any event shall occur as a result of which, in the judgment of the Issuers or the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to the Underwriters and to such dealers as you shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request and (2) if at any time prior to the Time of Sale (i) any event shall occur or condition shall exist as a result of which, in the judgment of the Issuers or the Underwriters, the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with the Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission (to the extent required) an appropriate amendment or supplement to the Time of Sale Information so that the statements in the Time of Sale Information, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Time of Sale Information will comply with law, and to furnish to the Underwriters and to such dealers as you shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request.

(g) The Issuers will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that in no event shall any Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Issuers will make generally available to the security holders of the Company a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the date of the Prospectus and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and will advise you in writing when such statement has been made available.

(i) During the period of five years hereafter, the Issuers will furnish to you as soon as available, to the extent not otherwise available on the Commission’s website, a copy of all public materials furnished by the Company to its stockholders and all public reports and financial statements furnished by the Company to the principal national securities exchange upon which the common stock of the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission.

(j) The Company will apply the net proceeds from the sale of the Securities in accordance with the description set forth in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds.”

(k) Neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(l) The Issuers, jointly and severally, will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), and all amendments and supplements thereto prior to or during the period specified in paragraph (e) above, (ii) the preparation of the Indenture, the issuance of the Notes and the fees of the Trustee,

(iii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments or supplements thereto during the period specified in paragraph (e) above, (iv) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and Canada (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (vi) filings and clearance with the Financial Industry Regulatory Authority in connection with the offering (including the reasonable fees and disbursements of counsel for the Underwriters relating thereto), (vii) the listing, if any, of the Securities on any national securities exchange and (viii) furnishing such copies of the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold.

(m) The Issuers will not during the period beginning on the date hereof and continuing to and including the date which is the first business day after the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of any of the Issuers or any warrants, options or other rights to purchase or acquire debt securities of any of the Issuers or any securities convertible into or exchangeable for debt securities of any of the Issuers (other than the Securities), without the prior written consent of the Representatives.

(n) The Issuers will use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to each Underwriter that:

(a) Each preliminary prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

(b) The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information relating to an Underwriter contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Underwriter specifically for inclusion therein.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Exhibit A hereto as constituting the Time of Sale Information and (v) any electronic roadshow or other written communications, in each case approved in writing in advance by the Representatives. Each communication by the Company or its agents and representatives referred to in clauses (iv) and (v) is referred to herein as an “Issuer Free Writing Prospectus.” Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) The Company was at the time of initial filing of the Registration Statement and at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act, a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 under the Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act) and was filed not earlier than the date that is three years prior to the Closing Date (as defined in Section 4). The Registration Statement has become effective and at the date of the Prospectus (if different), including at the date of any post-effective amendment or supplement, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus (and any supplements or amendments thereto) will at all such times comply in all material respects with the provisions of the Act and will not at any such time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information relating to an Underwriter contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Underwriter specifically for inclusion therein.

(e) The Incorporated Documents, at the time they were filed with the Commission complied, or, to the extent such documents were subsequently amended prior to the date hereof, at the time so amended complied, in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and such documents do not on the date hereof, and will not at the Closing Date, contain an untrue statement of a material fact and do not on the date hereof, and will not at the Time of Sale or on any Closing Date, omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The financial statements (including the related notes and supporting schedules) in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except for changes in accounting principles described therein.

(g) Ernst & Young LLP is a registered independent public accounting firm with respect to the Company and its subsidiaries as required by the Act and, to the Company’s knowledge, is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(h) The Company and each of its subsidiaries have been duly formed and are validly existing in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. A “Material Adverse Effect” means any material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

(i) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus; and all of the issued equity interests of each subsidiary of the Company have been duly authorized and validly issued and, as to shares of capital stock of any corporation constituting a subsidiary, are fully paid and non-assessable and (except for directors’ qualifying shares as disclosed in the Registration Statement and the Time of Sale Information or minority interests in non-Guarantor subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests, equities or any other claim of any third party other than restrictions on transfer imposed by applicable securities laws.

(j) The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Issuers, compliance by the Issuers of all the provisions hereof and thereof and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Act or applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by any Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Issuers, compliance by the Issuers of all the provisions hereof and thereof and the consummation of the transactions contemplated hereby.

(k) This Agreement has been duly authorized, executed and delivered by the Issuers.

(l) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and, on the Closing Date, will be duly authorized, executed and delivered by the Issuers and will be a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(m) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to each Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(n) The Guarantees have been duly authorized and, upon endorsement on the Notes by the Guarantors, execution and authentication of the Notes in accordance with the provisions of the Indenture and delivery of the Notes to each Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(o) The Securities and the Indenture conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus.

(p) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements in the Time of Sale Information and the Prospectus, any loss or interference with the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, resulting in a Material Adverse Effect; and, since such date, there has not been any change in the capital stock (other than (i) the issuance of shares of Common Stock upon exercise of options, rights and awards, (ii) the grant of options, rights and awards under existing equity incentive plans, (iii) the issuance of shares of Common Stock under our employee stock purchase plan, and (iv) the repurchase of shares of Common Stock made pursuant to the Company’s share repurchase program, each as described in the Time of Sale Information and the Prospectus) or material change in the long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(r) The Company and its subsidiaries own the items of real property and personal property purported to be owned by them which are material to the conduct of the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Information and the Prospectus or such as would not have a Material Adverse Effect. All real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are described in the Time of Sale Information and the Prospectus or such as would not have a Material Adverse Effect.

(s) Except as described in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; and to the Issuers’ knowledge, no such proceedings are threatened by governmental authorities or by others.

(t) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied. The Company is not an “ineligible issuer” as defined under Rule 405 of the Act.

(u) To the Issuers’ knowledge, all real property owned (either presently or at any time in the past) or presently leased by the Company and its subsidiaries in connection with the operation of their business, including, without limitation, any subsurface soils and ground water (collectively, the “Realty”), is free of contamination from any substance or material presently known to be toxic or hazardous, including, without limitation, any radioactive substance, methane, volatile hydrocarbons or industrial solvents (each, a “Hazardous Substance”), which could reasonably be expected to materially impair the beneficial use thereof by the Company and its subsidiaries or constitute or cause a significant health, safety or other environmental hazard to occupants or users (except for contaminations which would not have a Material Adverse Effect); and to the Issuers’ knowledge, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings or other supports for the improvements located thereon, the presence of which would have a Material Adverse Effect. Notwithstanding the foregoing, Hazardous Substances shall be deemed not to include any supplies or substances maintained, used, stored or held on the Realty which are (i) naturally occurring, (ii) installed by public utilities or (iii) used in the ordinary course of the Company’s or its subsidiaries’ business, provided that such supplies or substances are stored, used, maintained and held in all material respects in accordance with any applicable governmental requirements and with restrictions, conditions and standards suggested by the manufacturer and the Company’s insurance carriers.

(v) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses.

(w) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses the absence of which would have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which could reasonably be expected to have a Material Adverse Effect.

(x) There are no contracts or other documents which are required to be described in the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement by the Act which have not been described in the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Act.

(y) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Issuers’ knowledge, is imminent which could reasonably be expected to have a Material Adverse Effect.

(z) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except where the failure to do so has not had and would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does any Issuer have any knowledge of any tax deficiency which would reasonably be likely to have) a Material Adverse Effect.

(aa) Since the date as of which information is given in the Time of Sale Information and the Prospectus, and except as may otherwise be disclosed or contemplated in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has (i) entered into any material transaction not in the ordinary course of business or (ii) declared or paid any dividend on its capital stock (other than payment of dividends whose declaration was so disclosed), and, from the date of the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability other than in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole.

(bb) The Company is in compliance with Section 13(b)(2) of the Exchange Act and Rule 13a-15 under the Exchange Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) The Company is not in violation of, and none of its subsidiaries is in a material violation of, their respective organizational documents. Neither the Company nor any of its subsidiaries (i) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject as a result of which default there would be a Material Adverse Effect or (ii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business which violation or failure would have a Material Adverse Effect.

(dd) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other payment, in each case under this clause (iv), to the extent unlawful. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other Covered Region of Ukraine identified pursuant to Executive Order 14065 and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of any Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(hh) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ii) The Company is not and will not be (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

(jj) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7. Indemnification.

(a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the directors, officers, employees, affiliates and agents of each of the foregoing (collectively, the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and judgments caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages, judgments or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. The foregoing indemnity agreement shall be in addition to any liability that the Issuers may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, their officers who sign the Registration Statement and any person controlling the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Issuer Indemnified Parties”), to the same extent as the foregoing indemnity from the Issuers to the Underwriter Indemnified Parties but only with reference to information relating to an Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information.

(c) In case any action shall be brought against any indemnified party, based upon the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Such indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel, (iii) the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest for such counsel, or (iv) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by Mizuho Securities USA LLC (in the case of the Underwriter Indemnified Parties) and the Company (in the case of the Issuer Indemnified Parties) and that all such fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall be liable for any settlement of any such action effected without the written consent of the Company (if the Issuers are the indemnifying parties) or the Representatives (if the Underwriters are the indemnifying parties) but if settled with such written consent, the indemnifying parties agree to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement. An indemnifying party shall not, without the prior written consent of the indemnified parties, effect any settlement of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not contain any admission of guilt in respect of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the compensation received by the Underwriters (based on discount to investors on resale), bear to the sum of such total net proceeds and such compensation. The relative fault of the Issuers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

The Underwriters confirm and the Issuers acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in the third and eighth (with caption “Short Positions”) paragraphs of the section entitled “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement constitute the only information concerning such Underwriter furnished in writing to the Issuers by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, the Prospectus, Preliminary Prospectus, Issuer Free Writing Prospectus and the Time of Sale Information for all purposes under this Agreement.

8. Conditions of Underwriters’ Obligation. The obligation of the Underwriters to purchase the Securities under this Agreement is subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct as of the Time of Sale and on the Closing Date with the same force and effect as if made on and as of the Time of Sale and on and as of the Closing Date. The Issuers shall have performed or complied with all of their agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

(b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company in connection with the offering of the Securities shall have been commenced or shall be pending before or threatened by the Commission, (ii) every request for additional information on the part of the Commission shall have been complied with in all material respects and (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 6(h) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened which would, in your reasonable judgment, make it impracticable or inadvisable to proceed with the public offering or delivery of the Securities or to enforce contracts for the sale of the Securities.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any Issuer’s debt by any “nationally recognized statistical rating organization,” as such term is defined in Section (3)(a)(62) of the Exchange Act.

(d) (i) Since the date of the latest balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, (ii) since the date of the latest balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus there shall not have been any material change in the capital stock or in the long-term debt of the Company or any of its subsidiaries from that set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus and (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(e) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, signed by (i) David V. Auld or Paul J. Romanowski and (ii) Bill W. Wheat or Collin M. Dawson in their capacities as (A) the Chairman of the Board or President and Chief Executive Officer and (B) Chief Financial Officer or Treasurer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

(f) The Underwriters shall have received on the Closing Date letters (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in the form previously agreed between such counsel and counsel for the Underwriters.

(g) The Underwriters shall have received on the Closing Date letters, dated the Closing Date, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(h) The Underwriters shall have received letters on and as of the date of this Agreement and the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, an independent registered public accounting firm, with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information (including the Preliminary Prospectus) and the Prospectus.

(i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements in the Time of Sale Information and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus or (ii) since such date there shall not have been any change in the capital stock, net revenues, per share or total amounts of income before extraordinary items or of net income or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(j) The Issuers shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus as you reasonably may request.

(k) You shall have been furnished with such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Issuers and delivered to you or to your counsel shall be deemed a representation and warranty by the Issuers to the Underwriters as to the statements made therein.

9. Default by an Underwriter. If any one Underwriter shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Notes set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of the Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all of the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company except that the provisions of Sections 5(l) and 7 shall at all times be effective and shall survive such termination. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Representations and Warranties by and Agreements of the Underwriters. Each Underwriter hereby severally represents and warrants to and agrees with the Issuers that:

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 (other than a free writing prospectus under clause (b) below), (ii) any Issuer Free Writing Prospectus listed on Exhibit A or prepared pursuant to Section 5(d) or Section 6(c) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (the approval thereof not being intended in itself to make such free writing prospectus an Issuer Free Writing Prospectus). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Exhibit B hereto without the consent of the Company;

(b) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act; and

(c) it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period referred to in Section 5(e) above).

11. Termination. This Agreement may be terminated at any time prior to the Closing Date by the Representatives by written notice to the Issuers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse, (iii)(a) the suspension or limitation of trading in securities of any Issuer by the Commission or on the New York Stock Exchange, or (b) the suspension or material limitation of trading in securities on the New York Stock Exchange or the Nasdaq Stock Market, Inc. or limitation on prices for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) a material disruption in commercial banking activities or securities settlement or clearance systems, or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States and, in the case of clause (i), (ii), (iv), (vi) or (vii), that would, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus, exclusive of any amendment or supplement thereto.

12. No Fiduciary Duty. The Issuers acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, any Issuer or any other person. Additionally, neither any Representative nor any other Underwriter is advising any Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to any Issuer with respect thereto. Any review by the Underwriters of any Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of any Issuer.

13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Issuers, to D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011, Attention: Chief Financial Officer, and (b) if to the Underwriters, c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attn: Debt Capital Markets (fax number: 212-205-7812), BofA Securities, Inc., 114 West 47th Street, New York, NY 10036, (email: dg.hg_ua_notices@bofa.com), (fax number: (646) 855-5958), Attention: High Grade Transaction Management/Legal and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202 (email: tmgcapitalmarkets@wellsfargo.com), Attention: Transaction Management, with a copy to Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005-3500 (fax number: (212) 269-5420), Attention: Timothy B. Howell, or in any case to such other address as the person to be notified may have requested in writing.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors (in their capacities as such) and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of an Underwriter or Underwriter Indemnified Party or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company (in their capacities as such), (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

If this Agreement shall be terminated pursuant to Section 11(iii)(a) of this Agreement or by the Underwriters because of any failure or refusal on the part of any Issuer to perform any of its agreements in this Agreement or to fulfill any of the conditions of Section 8 of this Agreement the Issuers, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Underwriters, any controlling persons referred to herein, the other indemnitees referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any Underwriter merely because of such purchase.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed and construed in accordance with the laws of the State of New York.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement through electronic means.

References herein to “your judgment” or “your opinion” shall be deemed to be the judgment or opinion, as the case may be, of the Representatives only.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the requirements of 31.C.F.R. §1010.230, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Underwriters.

Sincerely,

D.R. HORTON, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief
Financial Officer

[Signature Page to Underwriting Agreement]

GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.	CH INVESTMENTS OF TEXAS, INC.
CHTEX OF TEXAS, INC.	CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.	D.R. HORTON, INC. - BIRMINGHAM
D.R. HORTON, INC. -CHICAGO	D.R. HORTON, INC. - DIETZ-CRANE
D.R. HORTON, INC. - GREENSBORO	D.R. HORTON, INC. - GULF COAST
D.R. HORTON, INC. - HUNTSVILLE	D.R. HORTON, INC. - JACKSONVILLE
D.R. HORTON, INC. - LOUISVILLE	D.R. HORTON, INC. - MIDWEST
D.R. HORTON, INC. - MINNESOTA	D.R. HORTON, INC. - NEW JERSEY
D.R. HORTON, INC. - PORTLAND	D.R. HORTON, INC. - TORREY
D.R. HORTON BAY, INC.	D.R. HORTON CA2, INC.
D.R. HORTON CA3, INC.	D.R. HORTON CA5, INC.
D.R. HORTON CRUCES CONSTRUCTION, INC.	D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.	D.R. HORTON MATERIALS, INC.
D.R. HORTON VEN, INC.	DRH CONSTRUCTION, INC.
DRH PHOENIX EAST CONSTRUCTION, INC.	DRH REGREM XV, INC.
DRH REGREM XVI, INC.	DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.	DRH REGREM XIX, INC.
DRH REGREM XX, INC.	DRH REGREM XXI, INC.
DRH REGREM XXII, INC.	DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.	DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.	DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.	MEADOWS I, LTD.
MEADOWS II, LTD.	MEADOWS VIII, LTD.
MEADOWS IX, INC.	MEADOWS X, INC.
MELODY HOMES, INC.	SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.	SCHULER HOMES OF WASHINGTON, INC.
SHLR OF CALIFORNIA, INC.	SHLR OF NEVADA, INC.
SHLR OF WASHINGTON, INC.	VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC HOUSING, INC.	WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc.
as General Partner

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Underwriting Agreement]

D.R. HORTON - CROWN, LLC

D.R. HORTON - GEORGIA, LLC

D.R. HORTON - HIGHLAND, LLC

D.R. HORTON - IOWA, LLC

D.R. HORTON - NEBRASKA, LLC

D.R. HORTON - NW ARKANSAS, LLC

D.R. HORTON - PENSACOLA, LLC

D.R. HORTON - REGENT, LLC

D.R. HORTON - SPRINGFIELD, LLC

D.R. HORTON - TERRAMOR, LLC

D.R. HORTON - WPH, LLC

D.R. HORTON SERENITY CONSTRUCTION, LLC

DRH REGREM LI, LLC

DRH REGREM LII, LLC

DRH REGREM LIII, LLC

DRH REGREM LIV, LLC

DRH REGREM LV, LLC

DRH REGREM LVI, LLC

DRH REGREM LVII, LLC

DRH REGREM LVIII, LLC

DRH REGREM LIX, LLC

DRH REGREM LX, LLC

DRH REGREM LXI, LLC

DRH REGREM LXII, LLC

DRH REGREM LXIII, LLC

DRH REGREM LXIV, LLC

DRH REGREM LXV, LLC

By:	D.R. Horton, Inc.
as Sole Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

DRH CAMBRIDGE HOMES, LLC

By:	D.R. Horton, Inc. - Chicago
as Sole Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON - EMERALD, LTD. D.R. HORTON - TEXAS, LTD. D.R. HORTON MANAGEMENT COMPANY, LTD. DRH REGREM VII, LP DRH REGREM XII, LP

By:	Meadows I, Ltd.
as General Partner

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON HAWAII LLC

By:	Vertical Construction Corporation as Manager

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

D.R. HORTON CA4, LLC

By:	Western Pacific Housing, Inc.
as Sole Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and
Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY L.L.C.

By:	Meadows IX, Inc. as Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and
Chief Financial Officer

and

By:	Meadows X, Inc. as Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

LEXINGTON HOMES – DRH, LLC

PACIFIC RIDGE - DRH, LLC

By:	SHLR of Washington, Inc.,
as Sole Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Underwriting Agreement]

SCHULER HOMES OF ARIZONA LLC SHA CONSTRUCTION LLC SRHI LLC SSHI LLC PENSACOLA LAND COMPANY, LLC

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.

WESTERN PACIFIC HOUSING-ANTIGUA, LLC

WESTERN PACIFIC HOUSING-BROADWAY, LLC

WESTERN PACIFIC HOUSING-CANYON PARK, LLC

WESTERN PACIFIC HOUSING-CARRILLO, LLC

WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC

WESTERN PACIFIC HOUSING-COPPER CANYON, LLC

WESTERN PACIFIC HOUSING-CREEKSIDE, LLC

WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC

WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC

WESTERN PACIFIC HOUSING - MOUNTAINGATE, L.P.

WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC

WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC

WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC

WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC

WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC

WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC

WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC

WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC

WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC

WESTERN PACIFIC HOUSING-WINDEMERE, LLC

WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc. as Manager, Managing Member and General Partner, as applicable

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

D.R. HORTON - CHAUSTIN, LLC

By:	Continental Homes of Texas, L.P., as Sole Member

By:	CHTEX of Texas, Inc. as General Partner

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON - INDIANA, LLC

By:	D.R. Horton, Inc. – Midwest, its Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON - COLORADO, LLC
D.R. HORTON - WYOMING, LLC

By:	Melody Homes, Inc.,
its Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

DRH - HWY 114, LLC
D.R. HORTON - CORPUS CHRISTI, LLC
D.R. HORTON - HOUSTON, LLC
D.R. HORTON - PERMIAN, LLC

By: D.R. Horton – Texas, Ltd., its Member

By: Meadows I, Ltd., its General Partner

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

WALKER DRIVE, LLC

By: D.R. Horton BAY, Inc. its Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON – WPA, LLC

By: D.R Horton Inc. – New Jersey. its Member

By:	/s/ Bill W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Agreed and accepted as of the date first written above:

By: MIZUHO SECURITIES USA LLC, for itself and as a Representative of the several underwriters set forth on Schedule A

By:	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

By: BOFA SECURITIES, INC., for itself and as a Representative of the several underwriters set forth on Schedule A

By:	/s/Robert Colucci
Name: Robert Colucci
Title: Managing Director

By: WELLS FARGO SECURITIES, LLC. for itself and as a Representative of the several underwriters set forth on Schedule A

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of Notes
Mizuho Securities USA LLC	$87,500,000.00
BofA Securities, Inc.	$87,500,000.00
Wells Fargo Securities, LLC	$87,500,000.00
Citigroup Global Markets Inc.	$66,500,000.00
J.P. Morgan Securities LLC	$66,500,000.00
U.S. Bancorp Investments, Inc.	$66,500,000.00
PNC Capital Markets LLC	$42,000,000.00
TD Securities (USA) LLC	$42,000,000.00
Truist Securities, Inc.	$42,000,000.00
BMO Capital Markets Corp.	$14,000,000.00
Citizens JMP Securities, LLC	$14,000,000.00
Comerica Securities, Inc.	$14,000,000.00
Fifth Third Securities, Inc.	$14,000,000.00
Huntington Securities, Inc.	$14,000,000.00
Regions Securities LLC	$14,000,000.00
Samuel A. Ramirez & Company, Inc.	$14,000,000.00
TCBI Securities, Inc.	$14,000,000.00
Total	$700,000,000.00

EXHIBIT A

Time of Sale Information

Final pricing term sheet in form of Exhibit B

EXHIBIT B

Filed pursuant to Rule 433 under the Securities Act of 1933

Issuer Free Writing Prospectus, dated August 7, 2024

Supplementing the Preliminary Prospectus Supplement, dated August 7, 2024

Registration No. 333-280982

D.R. Horton, Inc.

$700,000,000 5.000% Senior Notes due 2034

Pricing Supplement

The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement.

Issuer	D.R. Horton, Inc.

Title of Securities	5.000% Senior Notes due 2034

Expected Ratings*	Moody’s:
S&P:
Fitch:

Aggregate Principal Amount	$700,000,000

Maturity Date	October 15, 2034

Coupon	5.000%

Public Offering Price	99.005% of the principal amount

Benchmark Treasury	4.375% US Treasury due May 15, 2034

Benchmark Treasury Price / Yield	103-06+ / 3.975%

Spread to Benchmark Treasury	T+115 basis points

Yield to Maturity	5.125%

Interest Payment Dates	April 15 and October 15 of each year, beginning on April 15, 2025

Record Dates	April 1 and October 1 of each year

Optional Redemption	Make-whole call at T+20 basis points prior to July 15, 2034; 100% of principal amount on or after July 15, 2034, in either case, plus accrued and unpaid interest on the principal amount of the notes being redeemed.

Change of Control Triggering Event	101% of principal plus accrued and unpaid interest

Underwriting Discount	0.65%

Trade Date	August 7, 2024

Settlement Date	August 14, 2024 (T+5). It is expected that delivery of the notes will be made to investors on or about August 14, 2024, which will be the fifth business day following the date of this pricing supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange

Act as currently in effect, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to one business day before the notes are delivered will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade such notes prior to their date of delivery hereunder should consult their advisors.

CUSIP/ISIN Numbers	CUSIP: 23331A BS7 ISIN: US23331ABS78

Denominations/Multiple	$2,000 / $1,000

Joint Book-Running Managers	Mizuho Securities USA LLC
BofA Securities, Inc.
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
PNC Capital Markets LLC
TD Securities (USA) LLC
Truist Securities, Inc.

Co-Managers	BMO Capital Markets Corp.
Citizens JMP Securities, LLC
Comerica Securities, Inc.
Fifth Third Securities, Inc.
Huntington Securities, Inc.
Regions Securities LLC
Samuel A. Ramirez & Company, Inc.
TCBI Securities, Inc.

Additional Disclosure under “Underwriting – Other Relationships”	Affiliates of certain of the underwriters act as administrative agent and/or buyers under the DHI Mortgage committed mortgage facility. One of the underwriters, Truist Securities, Inc., is an affiliate of the trustee for the notes, Truist Bank.

*

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time and each rating should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus and a related prospectus supplement) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents D.R. Horton, Inc. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by calling any of the representatives of the underwriters:

Mizuho Securities USA LLC	866-271-7403 (toll free)

BofA Securities, Inc.	800-294-1322 (toll free)

Wells Fargo Securities, LLC	800-645-3751 (toll free)

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.